                                                                  EXHIBIT 10.12


     AGREEMENT made this 29th day of March, 2001 by and between

                           LIGHTHOUSE LANDINGS, INC.
                                186 Highway 34
                          Matawan, New Jersey  07747
                                  ("Seller")

                         HIGHLANDS WATERFRONT, L.L.C.
                             c/o SAMUEL N. REIKEN,
                           150 River Road, Suite J-1
                         Montville, New Jersey  07045
                                   ("Buyer")


SECTION 1.  PROPERTY
--------------------

     The components of the Property (hereinafter collectively "the Property"), the subject of this Agreement, are located in the Borough of Highlands, County of Monmouth, Block 50, Lots 1, 1.01, 1.02, 2 and 2.01 on the Municipal Tax Maps of the Borough of Highlands. Title to Block 50, Lots 1, 2 and 2.01, is vested in Seller pursuant to a Deed from Drydock Cafe, Inc. dated December 29, 1996, and recorded on February 20, 1997 in Monmouth County Deed Book 5576, Page 890. Block 50, Lots 1.01 and 1.02 are the subject of a now expired riparian Revocable License in favor of Alfronso L. Scerbo, Grace M. Scerbo and Mark J. Scerbo. Certain portions of the Property are also known as Lots 13-18 on a Map entitled "Map of Building Lots at Navasink Highlands, Highlands, New Jersey", recorded in Deed Book 2381 at Page 174 in the Monmouth County Clerk's Office. Another portion of the Property is the subject of a Riparian Deed from the State of New Jersey to J. & M. Holding Company, Inc., dated June 29, 1964, and recorded April 20, 1970 in Monmouth County Deed Book 3686, Page 393 ("the Riparian Grant"). The Property is commonly known as 52 Shrewsbury Avenue, Highlands, New Jersey 07732.

SECTION 2.  SALE OF PROPERTY
----------------------------

At the closing, Seller shall sell to Buyer and Buyer shall buy from Seller, the Property, consisting of Block 50, Lots 1, 2 and 2.01, together with the land and all the buildings, other improvements and fixtures erected thereon, and all of Seller's riparian and other rights relating to the Property, free of liens, encumbrances, tenancies, and uses of any sort unless expressly permitted hereunder, but subject to the terms and conditions of this Agreement. Seller shall also sell to Buyer whatever rights Seller may possess with respect to Block 50, Lots 1.01 and 1.02.

SECTION 3.  PURCHASE PRICE
--------------------------

     The purchase price is One Million One Hundred and Fifty Thousand and 00/100 ($1,150,000.00) Dollars.

SECTION 4.  PAYMENT OF PRICE
----------------------------

     4.1.  Payment
           -------

           Buyer will pay the purchase price as follows:

           (a)  Upon execution of this agreement to be held in escrow by
Samuel N. Reiken, Esq., 150 River Road, Suite J-1, Montville, New Jersey 07045,
attorney for Buyer (hereinafter "escrowee"), until closing.............$5,000.00

          (b)  Upon obtaining a commitment for tile insurance satisfactory to
Buyer, to be held in escrow by escrowee...............................$25,000.00

          (c)  At closing to be paid by wire transfer or certified or bank cashier's check....................................................$1,120,000.00
                                                                   -------------

TOTAL:...........................................................  $1,150,000.00

SECTION 4.  CLOSING
-------------------

     Closing shall take place at the offices of Samuel N. Reiken, Esq., 150 River Road, Suite J-1, Montville, New Jersey 07045 on or before June 15, 2001 or any other date or place to which the parties shall agree. At the closing, Seller will transfer ownership of the Property to Buyer by Bargain & Sale Deed with Covenants Against Grantors' Acts and shall tender an adequate Affidavit of Title.

SECTION 5.  QUALITY OF LIFE
---------------------------

     The quality of title to be transferred by Seller to Buyer shall be marketable and insurable at regular rates by a reputable title insurance company authorized to do business in New Jersey which shall be subject only to the following exceptions, provided that they do not prevent the use of the Property as a marina:

     (a) The rights of utility companies to maintain pipes, poles, cable and wires over, on and under the street, the part of the Property next to the street or running to any improvement on the Property;

     (b) Recorded agreements which limit the use of the Property, unless such agreements are (1) presently violated; (2) provide that the Property would be forfeited if they were violated; or (3) unreasonably limit the use of the Property as presently constituted;

     (c)  Applicable laws and ordinances including zoning ordinances and codes;

     (d) Such facts as are revealed by an accurate survey and a visual inspection of the Property;

     (e) Various rights of the State of New Jersey due to the riparian nature of the Property, as well as any rights contained in the Riparian Grant.

     (f) Rights of the State of New Jersey with respect to lands now or formerly flowed by tide waters;

     (g)  Rights of the Federal government concerning navigable waters.

SECTION 6. PHYSICAL CONDITION OF THE PROPERTY
----------------------------------------------

     Except as may be set forth in this agreement, the Property is being sold "as is". Seller does not make any claims or promises about the condition or value of the Property included in this sale. Buyer has inspected the Property and relies on this inspection and any other rights conveyed herein. Seller shall continue to maintain the Property and grounds pending the closing. At the closing, the buildings and structures located thereon (the "Improvements") shall be delivered broom clean, and the grounds shall be delivered free of debris, rubbish and other unsightly objects.

SECTION 7. RIPARIAN RIGHTS
---------------------------

     7.1  Grant
          -----

     Seller has disclosed to Buyer that all or a portion of the Property is now, or formerly was tide-flowed and that the Seller of New Jersey has conveyed a Riparian Grant by Deed to Seller's predecessor in title. Seller warrants and represents that this Riparian Grant is in full force and effect and is transferable to Buyer at closing.

     7.2  Riparian Revocable License
          --------------------------

     Seller acknowledges that certain Riparian Revocable License affecting
Block 50, Lots 1.01 and 1.02 from Tidelands Resource Council in the Department Environmental Protection, as Licensor, and Alfronso L. Scerbo, Grace M. Scerbo and Mark J. Scerbo, as Licensees, dated September 9, 1987 was formerly in effect but expired on or about August 12, 1992. Seller will cooperate with Buyer to seek to procure a new, renewal, substitute or reinstated Riparian Revocable License. To the extent that the issuance or renewal of the Riparian Revocable License requires payment of license fees or other charges attributable to periods prior to the

Closing, same shall be paid and deducted from Seller's closing proceeds subject to a maximum of $57,500.

SECTION 8. ENVIRONMENTAL CONDITIONS
------------------------------------

     8.1  Definitions
          -----------

     As used in this Agreement, the following terms shall have the following meanings:

     (a) "Hazardous Substances" includes but is not limited to any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the environment, including but not limited to petroleum and petroleum products, asbestos and asbestos-containing materials ("ACM"), polychlorinated biphenyls ("PCBs"), lead, lead-based paints, radon, radioactive materials, flammables and explosives. (b) "Release" with respect to any Hazardous Substance includes but is not limited to any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances. (c) "Storage Tanks" includes any underground or aboveground storage tanks, whether filled, empty, or partially filled with any substance.

     8.2  Warranties
          ----------

     Seller makes the following representations and warranties to Buyer with respect to environmental matters, each of which will be true at closing, and subject to no exceptions unless set forth in Exhibit 8.2 annexed thereto.

     (a)  Hazardous Substances
          --------------------

     There are no Hazardous Substances or Storage Tanks in, on, above, or under the Property, except those that are either (i) Hazardous Substances of such types and in such quantities as are customarily used or stored or generated for offsite disposal or otherwise present in or at properties of the relevant property type, and in compliance with all Environmental Laws and with permits issued pursuant thereto, or (ii) fully disclosed to and approved by Buyer in writing.

     (b)  No Releases
          -----------

     There are no past, present or threatened Releases of Hazardous Substances in, on, above, under or from the Property.

     (c)  No Migration
          ------------

     There is no threat of any Release of Hazardous Substances migrating to the Property.

     (d)  No Violations
          -------------

     There is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Property.

     (e)  No Notice
          ---------

     Seller does not know of, and neither Seller nor any tenant of the Property has received, any written or oral notice or other communication from any person or entity (including but not limited to a governmental entity) relating to Hazardous Substances or Remediation thereof, of possible liability of any person or entity pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing.

     (f)  Complete Disclosure
          -------------------

     Seller has truthfully and fully provided to Buyer, in writing, any and all information relating to conditions in, on, above, under or from the Property that is known to Seller and that is contained in files and records of Seller, including but not limited to any reports relating to Hazardous Substances in, on, above, under or from the Property and/or to the environmental condition of the Property.

     (g)  Authorization
          -------------

     All notices, permits, licenses, registrations, or similar authorizations, if any, required to be obtained or filed in connection with the ownership, operation, or use of the Property, including, without limitation, the existence of any Storage Tanks at the Property or the past or present generation, treatment, storage, disposal, or release of a Hazardous Substance into the environment, have been duly obtained or filed and have been duly renewed or maintained.

     (h)  Property Compliance
          -------------------

     The Property and the operations conducted thereon do not violate any applicable law, statute, ordinance, rule, regulation, order, or determination of any governmental authority or any restrictive covenant or deed restriction (recorded or otherwise), including without limitation all applicable zoning ordinances and building codes, flood disaster laws and Environmental Laws.

     (i)  Seller's Investigation
          ----------------------

     Seller has taken all steps necessary to determine, and has determined, that no Hazardous Substances are or have been generated, treated, stored, used, disposed of or released on, under, from, or about the Property, except in compliance with applicable Environmental Laws.

     (j)  No Litigation
          -------------

     Except as otherwise previously disclosed to Buyer in writing, there is no pending or threatened litigation, proceedings, or investigations before or by any administrative agency in which any person or entity alleges or is investigating any alleged presence, Release, threat of

Release, placement on, under, from or about the Property, or the manufacture, handling, generation, transportation, storage, treatment, discharge, burial, or disposal on, under, from or about the Property, or the transportation to or from the Property, of any Hazardous Substance.

     (k)  No Communications
          -----------------

     There have been no communications or agreements with any governmental authority thereof or any private entity, including, but not limited to, any prior owners or operators of the Property, relating in any way to the presence, Release, threat of Release, placement on, under or about the Property, or the use, manufacture, handling, generation, transportation, storage, treatment, discharge, burial, or disposal on, under or about the Property, or the transportation to or from the Property, of any Hazardous Substance, except for communications made in the ordinary course of business in connection with permits, reports, and routine inspections issued, prepared or conducted by government agencies or authorities having jurisdiction over the Property.

     8.3  ISRA
          ----

     Seller, at its cost and expense, shall obtain any and all necessary clearances from the New Jersey Department of Environmental Protection ("NJDEP") with respect to the Industrial Site Recovery Act of New Jersey ("ISRA"), if applicable. In this regard, Seller represents that its SIC Number is 4482 and the SIC Numbers of all tenants at the Property are New York Fast Ferry 4482. If any cleanup shall be required, the cost of such cleanup shall be borne by Seller.

SECTION 9.  INSPECTION OF PROPERTY
-----------------------------------

     Seller shall permit Buyer to inspect the Property at any reasonable time before the closing upon reasonable notice to Seller. Additionally, Buyer may have any inspection it wishes with respect to existing environmental conditions at the Property. Buyer shall indemnify, defend and hold harmless Seller from and against any claims, damage or loss caused by Buyer's entry upon the Property. Buyer agrees to repair any damages caused to the Property by Buyer or its agents upon any inspection or entry. If in Buyer's sole discretion, it is not satisfied with the results of such inspections, Buyer may require remediation of such disclosed conditions at Seller's expense as Buyer shall designate, but not in excess of 10% of the purchase price. In the alternative, Buyer may void the transaction by written notice to seller, whereupon Buyer shall receive a return of its deposit and neither party shall have further liability to the other thereunder. Buyer shall have until the expiration of the contingency period, set forth in Section 15 hereof, to notify Seller of any request or election hereunder.

SECTION 10. RISK OF LOSS
-------------------------

     If prior to closing (a) the whole or a substantial portion of the Improvements shall be destroyed by fire or other casualty, or (b) a lessor portion shall be so destroyed and the damage cannot lawfully be repaired, or (c) all or a substantial portion of the Property shall be condemned or taken by eminent domain by any competent authority for any public or quasi-public use or purpose or notice of a proposed such condemnation or taking shall be given, then in any such event either party shall have the option to cancel this Agreement within twenty (20) days after such event by written notice of cancellation to the other. If either party shall elect pursuant to such option to cancel this Agreement, Buyer shall be entitled to return of the Deposit and both parties shall be relieved and discharged of all further liability hereunder. If, however, neither party shall elect to cancel this Agreement, then Buyer shall be entitled, in the case of fire or other casualty, to receive from the insurance carriers all insurance proceeds or, in the case of a condemnation or taking by eminent domain, to receive the entire award for the Property or the portion thereof so taken and Seller will execute and deliver to Buyer at the closing hereunder all proper instruments for the assignment and collection of such proceeds or award and the purchase price shall be reduced by such amount, if any, as shall reasonably be required for restoration but shall not have compensated by insurance proceeds or the condemnation award, as the case may be. In the alternative, Buyer can proceed with the closing and either:

     (a)  require that the Seller repair the damage before the closing; or

     (b) deduct from the purchase price a fair and reasonable estimate of the cost to repair the Property.

     Seller represents that there are no pending condemnation proceedings against the Property, and Seller is unaware of any such threatened or contemplated proceedings.

SECTION 11. FAILURE TO CLOSE
----------------------------

     If Buyer shall fail to consummate the purchase of the Property through no fault of Seller, Seller shall be entitled to its actual damages, if any, if same is subject to computation and admeasurement. In the event that same is not subject to computation and admeasurement, Seller shall retain the deposit heretofore paid as liquidated damages.

SECTION 12. ASSESSMENTS
-----------------------

     All unpaid municipal assessments against the Property for work completed prior to the closing will be paid by Seller at or before the closing. If the improvement is not completed before the closing, Buyer will be responsible for the payment thereof. If the improvement is completed but the amount of the assessment is not yet determined, Seller will pay an estimated amount at the closing. When the amount is finally determined, Seller will pay any deficiency to Buyer or Buyer will return any excess to Seller.

SECTION 13. ADJUSTMENTS
-----------------------

     At the closing, Buyer and Seller shall adjust the following: Taxes, rents, municipal water and sewer charges, assumed insurance premiums, fuel and other items customarily required to be adjusted at closing. Any person with a claim or right affecting the Property shall be paid off out of the proceeds of this sale.

SECTION 14. POSSESSION
----------------------

     At the closing, Buyer will be given possession of the Property. No tenant or licensee will have any right to the Property unless otherwise agreed herein.

SECTION 15. CONTINGENCIES
-------------------------

     15.1  Approvals
           ---------

     The performance by Buyer of this Agreement is subject to and contingent upon Buyer's reasonable satisfaction that all necessary and appropriate governmental approvals to operate the subject Property as a marina, including without limitation DEP approval, CAFRA Permits, Waterfront Development Permits, Tidelands approval and U.S. Army Corp. of Engineers approval, are available upon due and proper application. Buyer shall have sixty (60) days from the date of this Agreement to obtain such reasonable satisfaction, and shall have the right, on notice to Seller, to extend such period for an additional thirty (30) days if required.

     15.2  Environmental Preliminary Assessment
           ------------------------------------

     Performance by Buyer of this Agreement is further subject to and contingent upon the receipt by Buyer at Buyer's expense of an Environmental Preliminary Assessment in form acceptable to Buyer with respect to conditions at the premises, including without limitation underground storage tanks and other environmental matters. Buyer shall have sixty (60) days from the date of this Agreement to obtain such acceptable Environmental Preliminary

Assessment, and shall have the right, on notice to Seller, to extend such period for an additional thirty (30) days if required.

SECTION 16. BROKERAGE
---------------------

     Each party represents to the other that neither has utilized the services of a real estate broker, finder or other person entitled to a fee or commission in connection with this transaction, and that no rights are created in any such person for a fee or commission hereunder, except Gayle B. Lombardi of Heritage House Realtors and Pat O'Boyle of Weichert Realtors, who shall be paid a commission by Seller pursuant to separate agreement. In the event that any other person shall make a claim for a fee or commission as a result of this transaction, the party through whom such claim arises shall indemnify the other from any liability to such person for the fee or commission claimed, including defense costs, attorney's fees and the like.

SECTION 17. ENTIRE AGREEMENT
----------------------------

     Any prior agreements, letters of intent or expressions of intent between the parties, whether written or verbal, are deemed merged into this Agreement, which is deemed to be the entire agreement of the parties, and any terms and conditions not found herein shall not be deemed valid or enforceable.

SECTION 18. NOTICES
-------------------

     All notices under this Agreement must be in writing. The notices must be delivered personally or mailed by certified mail, return receipt requested, to the other party at the address set forth in this Agreement.

     A copy of any notice to Seller shall be given as follows:

                          ANTHONY T. COLASANTI, ESQ.
                          West Caldwell Office Park
                        195 Fairfield avenue, Suite 3C
                       West Caldwell, New Jersey 07006
                                (973) 228-8555
                             (973) 228-9003 (fax)

     A copy of any notice to Buyer shall be given as follows:

                            SAMUEL N. REIKEN, ESQ.
                          150 River Road, Suite J-1
                         Montville, New Jersey 07045
                                (973) 257-9600
                             (973) 334-9559 (fax)

SECTION 19. MODIFICATION
------------------------

     This Agreement may not be modified verbally but only by an agreement in writing signed by all parties hereto.

SECTION 20. WAIVER
------------------

     The failure of any party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision or provisions or of the right of such party thereafter to enforce any such provision.

SECTION 21. APPLICABLE LAW
--------------------------

     This Agreement shall be governed by and construed under the laws of the State of New Jersey.

SECTION 22. BINDING EFFECT
--------------------------

     This Agreement shall be binding upon the parties hereto, their respective successors, representatives, heirs, beneficiaries and assigns.

SECTION 23. PRONOUNS AND GENDER
-------------------------------

     As used herein, each of the masculine, feminine or neuter genders shall include the other genders, the singular shall include the plural and the plural shall include the singular, whenever appropriate to the context.

SECTION 24. SEVERABILITY
------------------------

     If any portion of this Agreement should be declared by a Court of competent jurisdiction to be illegal or unenforceable, it shall not affect the balance of this Agreement, but shall be deemed served therefrom, with the balance of the Agreement remaining in full force and effect.

SECTION 25. ASSIGNMENT
----------------------

     Buyer shall have the right, on notice to Seller, to assign this Agreement to any person or entity which thereupon will be deemed substituted for Buyer as though originally named herein. Upon such Assignment, if any, Seller shall deliver the Deed and other closing requirements to such Assignee.

SECTION 26. CAPTIONS
--------------------

     All articles, sections and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the text of this Agreement.

SECTION 27. ARBITRATION
-----------------------

     Any controversy, dispute or claim arising out of or relating to this Agreement, or its breach, including any controversy, claim or dispute concerning whether same is arbitrable, shall be settled by arbitration in Union County, New Jersey by a single Arbitrator, mutually designated by the parties. Any party wishing arbitration shall make a demand therefor upon the other. The parties shall have thirty (30) days from the date of the demand to agree to the identity of the Arbitrator, and any rules they wish to make for the conduct of the arbitration. Failing such agreement, the party demanding arbitration shall apply to the New Jersey Superior Court for an Order appointing an Arbitrator. The Arbitrator shall be required as part of the submission to make findings of fact and conclusions of law. The costs of arbitration shall be borne as directed by the Arbitrator. Judgement upon the Award rendered may be entered and enforced in any Court of competent jurisdiction.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement on the day and year first above written.


WITNESSES:                                LIGHTHOUSE LANDINGS, INC.


/s/ John Ferreira                         /s/ Anthony T. Colasanti
---------------------------               -------------------------------------
John Ferreira                             By: Anthony T. Colasanti (Print Name)
CFO - Treasurer                           Title: Vice President

/s/ Richard Salzman
---------------------------               HIGHLANDS WATERFRONT L.L.C.
Richard Salzman                           Buyer


                                          /s/ Scott Beim
                                          -------------------------------------
                                          By: Scott Beim (Print Name)
                                          Title: President